UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Turnpoint Global, Inc.
(Exact Name of registrant in its charter)

Delaware	2870	27-1953305
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Hamngatan 4
65224 Karlstad, Sweden Telephone: +46 708 566794
(Address and telephone number of principal executive offices)

Harold P. Gewerter, Esq. Law Offices of Harold P. Gewerter, Esq., Ltd.
2701 Airport Drive North Las Vegas, Nevada 89032
Telephone (702) 382-1714
Fax (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ___________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$75,000.00	$0.05	$75,000.00	$8.70

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Turnpoint Global, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Turnpoint Global, Inc. (“TGI” or the "Company") is .offering on a best-efforts basis a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share for the duration of the offering.  This is the initial offering of Common Stock of TGI and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all-or-none basis directly through the efforts of Mr. Bo Falkman, our sole officer and a director, and Mr. Bertil Olsson, a director of the Company.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Turnpoint Global, Inc.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  This offering is on a best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  See the section entitled "Plan of Distribution” herein.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document, or any extension thereto (can be extended for an additional 180 days at sole discretion of the Company).

Prior to this offering, there has been no public market for Turnpoint Global, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated _________, 2011

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Turnpoint Global, Inc. ("TGI" or the "Company"), was incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company with the principal business objective to market clean technology products and services for the sports market. The clean technology business strategy will focus on marketing the following three potential products: (1) organic and environmental friendly soil improvement products; (2) organic sports surfaces for natural turf; and (3) environmental friendly insulation material based upon extruded glass powder. The Company also plans to provide consulting services to clients with regards to developmental plans with regards to the three aforementioned products.

We are a small start-up company and that at the present we have no customers.  Since our inception on February 17, 2010 to the present, we have generated no revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We hope to generate sufficient revenues from sales of our products and services so as to support ongoing operations, but we cannot be certain that the actual expenses incurred will not materially exceed actual revenues (if any) or that any cash flows from sales will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association other than informally contacting potential market makers in an effort to initiate discussions on the matter. We have not secured any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we might successfully secure a market maker willing to apply for quotation on our behalf. Moreover, we have included the following discussion pertaining to the Over-the-Counter Bulletin Board: the shares you may purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board®. upon the effectiveness of this prospectus and closure of the offering.  There is no assurance or guarantee, however, that (1) any market maker will file an application for listing or quotation on our behalf: and (2) that any application for quotation submitted by a market maker will be approved by the Financial Industry Regulatory Authority (”FINRA”).

Turnpoint Global, Inc. currently has one individual acting as the sole officer and two directors of the company.  These individuals allocate time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 8,500,000 shares of $0.0003 par value common stock issued and outstanding.

Turnpoint Global, Inc.’s operations and corporate offices are located at Hamngatan 4, 65224 Karlstad, Sweden, with a telephone number of +46 708 566794.

Turnpoint Global, Inc.’s fiscal year end is March 31.

THE OFFERING

Turnpoint Global, Inc. is offering, on a best-effort, self-underwritten, all-or-none basis, a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share for the duration of the offering.  The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Turnpoint Global, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Turnpoint Global, Inc. trust agent, Harold p. Gewerter, Esq. acts as legal counsel for Turnpoint Global, Inc. and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Maximum Offering and no funds shall be released to Turnpoint Global, Inc. until such a time as the maximum proceeds are raised (see the section titled "Plan of Distribution" herein). The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document, or any extension thereto.

If the Maximum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Turnpoint Global, Inc. will apply the gross proceeds from the offering to pay for offering expenses which shall include legal and professional fees, accounting fees, escrow fees, and state/federal filing fees. Additionally, the Company will apply the net proceeds, after the payment of offering expenses, to pay for marketing expenses, administrative expenses, web site preparation, legal and professional fees, travel expenses, and general working capital.

Turnpoint Global, Inc. has not presently secured a transfer agent. The Company anticipates contracting with Empire Stock Transfer, Inc. which has a corporate address at 1859 Whitney Mesa Drive, Henderson, Nevada 89104. The Company anticipates contracting with Empire Stock Transfer, Inc. prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" below in this prospectus before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table set forth summary financial data derived from Turnpoint Global, Inc. financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Turnpoint Global, Inc.has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Audited Statement of Operations data:

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 Through	2010 Through
	March 31,	March 31,	March 31,
	2011	2010	2011
SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	4,790	3,360	8,534
Interest expense	384	-	384

Total Operating Expenses	5,174	3,360	8,534

LOSS FROM OPERATIONS	(5,174)	(3,360)	(8,534)

LOSS BEFORE INCOME TAXES	(5,174)	(3,360)	(8,534)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(5,174)	$(3,360)	$(8,534)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREIN IS SPECULATIVE, IS SUBJECT TO A NUMBER OF RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK. ONLY THOSE INVESTORS WHO ARE PREPARED TO POTENTIALLY RISK A TOTAL FINANCIAL LOSS OF THEIR INVESTMENT IN THIS COMPANY SHOULD CONSIDER INVESTING.

THE FACTORS SET FORTH BELOW, ALONG WITH THE OTHER INFORMATION CONTAINED HEREIN, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR PROSPECTS.  FURTHER, THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, GOALS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY STATEMENTS MADE IN THIS SECTION APPLY TO ALL FORWARD-LOOKING STATEMENT WHEREVER THEY APPEAR IN THIS DOCUMENT.  READERS ARE CAUTIONED THAT, WHILE THE FORWARD-LOOKING STATEMENTS REFLECT OUR GOOD FAITH BELIEFS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.  IN ADDITION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN AND OUR BUSINESS, OR FINANCIAL CONDITION OR THE RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. THE MATERIAL FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW. IN THE EVENT THAT ACTUAL RESULTS DO NOT MEET EXPECTATIONS, THERE COULD BE A CONSEQUENT NEGATIVE EFFECT ON THE POSITION OF INVESTORS.

The officers and directors of the Company are involved in other employment opportunities and may periodically face a conflict in selecting between Turnpoint Global, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Falkman or Mr. Olsson to other pursuits, the Company may not be able to recover or to hire additional personnel which could affect the Company’s current operations.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have not earned revenues to date.  We possess no operating history and nor any prior experience in managing a public company.  There is no assuredness as to successful operations by us.  It is not possible at this time to predict success with any degree of assurance due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations.  These include, but are not limited to, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

PURCHASERS IN THIS OFFERING WILL HAVE NO OR LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Bo Falkman, an officer and director of the company, beneficially owns 82.35% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. In the event the maximum offering is attained, he will own 70.00% of our outstanding common stock. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price (if any) that certain investors might be willing to pay in the future for shares of our common stock. Certain provisions of our certificate of incorporation and bylaws allow us to issue preferred stock without any vote or further action by the stockholders, to eliminate the right of stockholders to act by written consent without a meeting, to specify advance notice and other procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings, and to eliminate cumulative voting in the election of directors. Certain provisions of Delaware law applicable to us could also delay or make more difficult a merger, tender offer or proxy contest involving us, including Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The procedures required for director nominations and stockholder proposals under Delaware law could have the effect of delaying, deferring or preventing a change in control of the company, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock. These provisions of Delaware law, our certificate of incorporation, and our bylaws may have the effect of delaying or preventing changes in control or management of the Company, which could have an adverse effect on the market price of our Common Stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, the ability for the Company to attract suppliers for our clean technology products, the ability to attract end customers for our clean technology products and services, competition in the sports related industry, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely from the sales of our products and consulting services.  In the opinion of our sole officers and directors, we reasonably believe that the Company will begin to generate significant revenues within approximately nine months from the date the offering is closed.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

THE SPORTS INDUSTRY AND SPECIFICALLY THE SPORTS SURFACE AND RELATED SOIL IMPROVEMENT MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CAN NOT MARKET DESIRABLE PRODUCTS THAT THE MARKET AND SUPPLIERS ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Turnpoint Global, Inc. has many potential competitors in the overall sports industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products and services than are available to us.

Some of the Company’s competitors also offer a wider range of products and services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities and technologies, undertake more extensive marketing activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Turnpoint Global’s endeavors.  Turnpoint Global, Inc. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with nominal initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Bo Falkman and Bertil Olsson, current officer and directors of the Company.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

ONE OR MORE OF OUR OFFICER(S) AND/OR DIRECTORS IS/ARE FOREIGN NATIONAL(S)

Because one or more of our officer(s) and/or director(s) are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of these foreign nationals or residents. In the future, if we are successful in executing our business, we may have assets located outside of the United States. In addition, the officers and directors are nationals and/or residents of countries of Sweden, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or the Company, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of those foreign countries  and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in those  or other jurisdictions against us or the company  predicated upon the securities laws of the United States or any state thereof.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Bo Falkman and Bertil Olsson, who both serve as an either an officer and director or both, acquired a total of 8,500,000 restricted shares of our common stock at a price valued at the par value of $0.0003.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered by Bo Falkman, our sole officer and a director of the Company and Mr. Bertil Olsson, a director of the Company, on a best-efforts, all-or-none basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Bo Falkman, our sole officer and a director of the Company, along with Bertil Olsson, our Secretary and Director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose Mr. Falkman and or Mr. Olsson the officer and directors of the Company, to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Mr. Falkman and Mr. Olsson, the officer and directors of the Company, are involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Falkman and Mr. Olsson to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have started operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICERS AND DIRECTORS WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Mr. Falkman and Mr. Olsson, the officer and directors of the Company. Mr. Falkman and Mr. Olsson have no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Mr. Falkman and Mr. Olsson are involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Falkman and Mr. Olsson to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We are a small start-up company that has not substantially commenced its planned business strategy.  The Company does not have any sales and that at the present we have no customers and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate revenues and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of suppliers on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain supplier relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a supplier base.  If we fail to anticipate supplier demand properly or have a delay in the establishment of a substantial, reliable supplier base, our business may be seriously, adversely affected to the extent that we may terminate operations.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 - USE OF PROCEEDS

Selling all of the shares in the offering will result in $75,000 gross proceeds to TGI.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful closing of this offering.  All the allocations set forth in the table below are estimates of management.  If the total of $75,000 offering is not achieved within 180 days (unless extended) of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We believe that the funds expected to be received from the sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months.

The Company intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	75,000	100.00

Legal & Professional Fees	4,200	5.60
Accounting Fees	3,500	4.67
Escrow Fees	1,500	2.00
Blue-sky fees	800	1.07
Total Offering Expenses	10,000	13.33

Net Proceeds from Offering	65,000	86.67

Use of Net Proceeds
Administrative Expenses	12,500	16.67
Legal and Professional Fees	8,500	11.33
Marketing Expenses	15,000	20.00
Travel Expenses	15,500	20.67
Web Site Preparation	5,000	6.67
Working Capital 1	8,500	11.33
Total Use of Net Proceeds	65,000	86.67

Total Use of Proceeds	75,000	100.00

(1)  The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  In the unforeseen event that any of our line items incur reasonable expenses beyond their funded allocation, we have budgeted $8,500 in the Working Capital line item in our “Use of Proceeds” as a contingency to pay for these expenses.  This line item also serves as a reserve to place any funds not fully extended in any of the line items of the “Use of Proceeds” budget.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated March 31, 2011

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of TGI’s issued and outstanding stock. This is due in part because of the common stock issued to TGI’s officer and directors totaling 8,500,000 shares at par value $0.0003 per share versus the current offering price of $0.05 per share.  TGI’s net book value on March 31, 2011 was $(5,600). Assuming all 1,500,000 shares offered are sold, and in effect TGI receives the maximum estimated proceeds of this offering from shareholders, TGI’s net book value will be approximately $0.00694 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04306 per share while the TGI’s present stockholder will receive an increase of $0.0076 per share in the net tangible book value of the shares that they hold. This will result in an 86.12% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individuals who received shares in TGI previously:

Maximum
Offering

Book Value Per Share Before the Offering	$(0.00066)

Book Value Per Share After the Offering	$0.00694

Net Increase to Original Shareholders	$0.0076

Decrease in Investment to New Shareholders	$0.04306

Dilution to New Shareholders (%)	86.12%

ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by two (2) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association other than informally contacting potential market makers in an effort to initiate discussions on the matter. We have not secured any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we might successfully secure a market maker willing to apply for quotation on our behalf. Moreover, we have included the following discussion pertaining to the Over-the-Counter Bulletin Board: the shares you may purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board®. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’ listing application for our shares is approved.

The OTC Bulletin Board® is maintained by the Financial Industry Regulatory Authority (FINRA). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board®, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts, all-or-none basis utilizing the efforts of Bo Falkman our sole officer and a director, and Mr. Bertil Olsson, a director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Falkman, Mr. Olsson and their associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into a trust account until the entire offering is sold.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Falkman and Mr. Olsson will not receive commissions for any sales originated on our behalf.  We believe that Mr. Falkman and Mr. Olsson are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Bo Falkman, and Bertil Olsson, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 Registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Turnpoint Global, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Drive, North Las Vegas, Nevada 89032.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Turnpoint Global, Inc. until such a time as the entire offering is sold. If the entire offering is not sold, and proceeds received within one hundred and eighty (180) days of the date of this prospectus, (unless an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees.  If the Company extends term of the offering, it shall file a post-effective amendment, pursuant to Rule 424(b) under the Securities Act and shall mail a physical or electronic copy of same to each subscriber at their address or email as indicated on the subscription agreement as executed.  Thereafter, this escrow agreement shall terminate.  The fee of the Trust Agent is $1,500.00.  [See Exhibit 99(a)].

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Turnpoint Global, Inc., 2705 Airport Drive, North Las Vegas, Nevada 89032.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Turnpoint Global, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Turnpoint Global, Inc. accepts a subscription, the subscriber cannot withdraw it.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Turnpoint Global, Inc. is authorized to issue 10,000,000 shares of common stock, $0.0003 par value.  The company has issued 8,500,000 shares of common stock to date held by two (2) shareholders of record.

The holders of Turnpoint Global, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.  Please refer to Exhibit 5 to the Registration Statement, the Legal Opinion of Counsel dated May 26, 2011.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Turnpoint Global, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Turnpoint Global, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Turnpoint Global, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Turnpoint Global, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Road, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

The financial statements for the years ended March 31, 2011 and 2010 included in this prospectus have been audited by M&K CPAs, PLLC which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Turnpoint Global, Inc. ("TGI" or the "Company"), was originally incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company with the principal business objective to market clean technology products and services for the sports market.  The clean technology business strategy will focus on developing the following three products: (1) organic and environmental friendly soil improvement products; (2) organic sports surfaces for natural turf; and (3) environmental friendly insulation material based upon extruded glass powder. The Company also plans to provide consulting services to clients with regards to developmental plans with regards to the three aforementioned products.  We intend to market our products and conduct operations in North America and primarily the United States.

TGI plans to enter the North American market and promote our products and services through various media outlets.  Securing a web domain and initiating a web presence is a key factor to our start-up efforts.  We plan to link our site with industry related trade associations and complementing clean technology organizations in an effort to start promoting our products and services.  The web presence will also allow us to reach customers and potential partners through purchased advertising banners and direct links.  Initially, these efforts will provide the Company with a presence in the marketplace while providing a platform for our long-term goal of branding our products and services.  We plan to pay for these expenses, and sustain operations of the Company, with the funds from this offering.  The marketing efforts are budgeted for in the Marketing Expense line item in the “Use of Proceeds” section located in this offering memorandum.

We are a small start-up company and that at the present we have no customers.  Since our inception on February 17, 2010 to the present, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

TGI has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, TGI has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  TGI believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the company funds to complete the registration costs and other costs that occur.

Turnpoint Global, Inc.’s operations and corporate offices are located at Hamngatan 4, 65224 Karlstad, Sweden, with a telephone number of +46 708 566794.

Turnpoint Global, Inc.’s fiscal year end is March 31.

Business Vision and Concept

The Company anticipates partnering in projects focusing on environmental awareness and safe investments within areas where public health, sports arenas, energy effectiveness and renewable energy are important elements.  The business idea of TGI is to focus on environmental awareness and to deliver services and products within the sports industry with a sustainable value to the society and general public.  Environmental awareness, as we define it, is the ongoing concerns about climate change and the use of organic and other environmentally friendly products.  We intend to promote our products in hopes of branding our company as delivering products that leave very little, or no environmental footprints in the environment.

TGI plans to form partnerships and working alliance with business that provide complementing products and services to the sports and clean technology marketplace.  Our market is North America, and while a web presence will provide us with exposure in this entire area, we envision forming partnerships and alliances to make our products and services available in potentially all areas.  Building a sports surface using our method requires, among other things; sand, grass seeds, and alginates.  While we wouldn’t be the company that moves the dirt, we plan on forming partnerships and alliances with these business for licensing agreements and product supplier agreements to build out the projects.  At the present, TGI does not have any partnerships or agreements in place nor have we had any material discussion to disclose.

We are a start-up company that envisions being a dominant business in our chosen field.  For us to grow and eventually realize that aspiration, we need to prudently plan our corporate growth.  Our management, Mr. Falkman and Mr. Olsson, have proven business backgrounds nurturing business to their potential.

Business Objectives and Strategy

The Company aims at creating advantage to the society by focusing on solutions that contribute to a sustainable development for the public health and the environment. TGI also aims at creating new solutions that more efficiently protect the environment and reduce the impact of climate change.   The soil improvement product that we plan to market and sell, are cleaner than traditional products because of the fact that they are organic. We believe that a sports surface that is made up of natural components, without the aid of artificial fertilizers, is as clean a product as you will find in this particular area. Our aim is to offer an alternative to oil-based products such as cold artificial turfs.

Business Units

The Company will be organized in two strategic business units (SBUs):
•	Clean technology products
•	Consultancy

Product Development

Clean Technology Products

The overall business idea is to market clean technology products for the sports market.  Our clean technology products are focused on the three different areas:
•	Organic and environmental friendly Soil Improvement Products
•	Organic Sports Surfaces for natural turf
•	Environmental friendly Insulation Material based on extruded glass powder

The soil improvement product that we plan to market and sell, are cleaner than traditional products because of the fact that they are organic. We believe that a sports surface that is made up of natural components, without the aid of artificial fertilizers, is as clean a product as you will find in this particular area. Our aim is to offer an alternative to oil-based products such as cold artificial turfs.

Initially, TGI plans on developing relationships with suppliers of soil improvement products, sports surfaces, and insulation material, by joining industry related trade associations and complementing clean technology organizations and movements.  We also plan on contacting local Chamber of Commerce offices and Better Business Bureaus in areas or regions to get list of industry specific suppliers.  Secondary activities to develop relationships with suppliers include promoting our products through various media outlets.  A corporate presence on the World Wide Web is a key factor to our start-up efforts.  We plan to link our site with industry related trade associations and complementing clean technology organizations in an effort to start promoting our products and services.  The web presence will also allow us to reach customers and potential partners through purchased advertising banners and direct links.  Initially, these efforts will provide the Company with a presence in the marketplace while providing a platform for our long-term goal of branding our products and services.

Soil Improvement Products

The Company plans on offering soil improvement products based on alginates (certain compounds extracted from brown algae) are used to enhance growth at low temperature in the winter and spring season, and to secure the right amount of humidity in the soil during the hot summer season. The product is developed and patented by Tilco Biochemie GmBh in Germany, and TGI will be the distributor for the product line in North America, the Nordic region and in the UK and Ireland.
Sport Surfaces

TGI is the exclusive distributor in North America for the sport surface products developed and patented by Tilco Biochemie GmBh.

In colder climate, in the winter, early spring, and autumn, the turf/playing surface is fragile to wear and tear. In these periods, the turf often moistures; the surface is uneven and parts of the field are yellow with old, putrefied grass. Lack of drainage is often a major problem with salt contamination of the growth layer as a crucial result. Maintenance and replacement costs are substantial and the utilization is low. In warmer climates, the grass faces the problem of heat. Maintenance crews have to supply hundreds of m3 of water. But heat and water can damage even the best quality grass.

The natural turf system is offered in two different versions. One with a low temperate under soil-heating system for all year use, and one without heating for a prolonged autumn season and for reducing the winter damages on the field in early spring.Compared to traditional grass fields with an under-soil heating system, the organic natural turf we plan on marketing has the following advantages:

•
The system ensures a perfect and even temperature for the grass roots all year. Our natural turf system is unique as it can maintain a constant temperature in the root layer regardless of changes in the climate. Due to the use of alginates (certain compounds extracted from brown algae) the system operates at a lower temperature than that of a traditional grass field with under-soil heating, resulting in substantially lower heating costs during the cold season.

•
Heating/cooling is supplied through integrated water pipes on top of an insulated pad with drainage capabilities. Since our growth layer is based on 100% sand, the pad will not cloth and the drainage capabilities through the pad will be consistent over time.

•	The system uses low temperate water for heating (below 28oC), ensuring that there will be no overheating of the roots.
•
Our system ensures that the heating and cooling can be adapted dependent of the user’s requirements and on the local climate. The system is flexible and can regulate heating/cooling in zones, depending on sun and shade conditions.

We regularly measure the growth conditions for the grass roots, and will adjust the treatment program on a monthly basis and deliver soil improvement products to make sure that the turf’s high quality is consistent. The natural turf system provides robust grass and roots, and a prolonged autumn season and an early spring start up.Our primary market will be soccer and golf. Our secondary market will be parks and public spaces, gardens and re-vegetation.  All sports surfaces need rehabilitation work during and after every single season. If you don’t do any rehabilitation of the surfaces then the sports surfaces will deteriorate and become unusable. Our organic system, which consists of a sports surface based on sand and alginates, is what we plan to market and sell.  These are the solutions for grassroots level sports and recreational surfaces in addition to potentially every municipality, township, and golf/country club in the United States.

The market for the standard field based on sand and alginates (certain compounds extracted from brown algae) in Scandinavia is approximately 7,500 Soccer fields.  Many of the fields have severe problems due to wear and tear and winter damages caused by the harsh climate.  Sweden has 3,924 soccer fields (source: http://svenskfotboll.se/svensk-fotboll/om-svff/) and Norway has 1,856 soccer fields (source: http://www.fotball.no/Documents/PDF/2010/Barne-og-ungdomsfotball/Statistikk_Bredde_2009.pdf?epslanguage=en).  Finland and Denmark list their soccer clubs instead of fields and management has conservatively estimated that each club represents two playing fields: Finland has 1,260 soccer clubs (source: http://www.fifa.com/associations/association=fin/countryInfo.html), and Denmark has 2,383 clubs (source: http://www.fifa.com/associations/association=den/countryInfo.html).  Management believes that the potential market for restoring old natural turf playing fields and new constructions are more than 1,800 fields over the next 10 years.  The Scandinavian market is less than 2% of the total global market potential for this product.  The United States has more than 12,500 soccer fields (source: http://www.usyouthsoccer.org).

The current market for the heated version is narrower due to higher investment cost, but our system has a significantly lower investment cost than a traditional natural turf with under-soil heating.  Instead of using topsoil when building sports surfaces we will only use local sand and soil improvement products based on alginates. By using local sand instead of quality topsoil (which is starting to become a scarce commodity) we show that we care about the environment and the sustainability of our society. We will also strive to use local sand when applicable to keep down the cost and effects of long transports. Due to the use of sand, which is almost 50% cheaper than topsoil,  and alginates (certain compounds extracted from brown algae), we have the benefit of using some less expensive materials which will enable the Company to maintain a fair margin on each completed sport surface.  Based on management’s estimates, the market for this system is approximately 400 clubs in Europe and a similar amount in North America.Once we have either restored one playing field or built a new one, we will start to deliver soil improvements products and analysis on a yearly basis. Since the playing field will be dependent upon the use of our product to maintain its high quality, we expect only a small turnover in our customer base.

Insulation Material

The Company plans on marketing an environmental friendly insulation material in the form of pellets manufactured from glass powder. The insulation material’s attributes is as follows:

•	Consists of water –and steam proof micro cells (less than 0.2 mm)
•	Impervious to radon, and withstands vermin, rot and fungal attacks
•	Has very high compression strength
•	Weight of less than 160kg/m3
•	Thermal conductivity appr. 0.1 W/mK

The insulation material’s areas of application will be for frost prevention, reduction in setting stresses, ground stabilization, earth pressure reduction, and compensated foundations, when compressed by 10%, it creates a stable element for roads, railways, football arenas and ice rinks. As insulation material, it is excellent for the building industry for cellar walls, ground floors, foundation for cold stores, roof terraces, green roofs and parking surfaces.Our primary market is the sports industry. Our secondary market is infrastructure (roads, bridges etc.) and buildings.

The patent holder and the future manufacturer of the insulation material is a Norwegian based company. We are currently in the final stages of negotiations with the owner of the company and expect an agreement encompassing supply arrangements and exclusivity soon.  Until we have an agreement in place, we cannot reveal any additional information about the insulation material or the name of the manufacture.  Complete disclosure of this agreement will be made available in future documentation and filings.

Business Consultation

As stated above, the Company also plans to provide consulting services to clients with regards to developmental plans to the three aforementioned products. The overall business idea is to provide value-added and result-focused consultancy services for energy efficient and environmental friendly solutions to private and public customers in our designated markets. To build a sports surface based only on local sand and organic soil improvement products you need the products for which we hold the rights for North America.  We would be the only company, along with our strategic alliances and partnerships we hope to form, that markets such a product in North America, and our partners are the only ones who do this in Europe.  We believe that we can be the preferred know-how and resource center for these particular types of sports surfaces.

Number of Total Employees and Number of Full Time Employees

Turnpoint Global, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officers and directors to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

Growth Strategy of the Company

In structuring the Company, the goal is to realistically offer enough products to allow us to always be in demand in the marketplace.  A key factor to our long-term success is to continuously market products that are in demand with the ultimate goal of branding repeat and loyal customers.

Competitor Analysis

Turnpoint Global Inc. has many potential competitors in the overall sports industry.  Our competitive advantage is that we are the only company in North America offering a tailor-made organic sports surface.  There are potentially many companies that can build new sports surfaces, but our competitive advantage is that we are truly the only company using organic methods.  We intend to solidify this competitive advantage through continuing to sign exclusive licensing and product agreements covering the North American marketplace.

-	12 Month Growth Strategy and Milestones – Turnpoint Global Inc.

The Company planned the goals and milestones based on raising $75,000 through the offering.  We have prudently budgeted the $75,000 to sustain operations for a twelve-month period.  We hope to start generating revenues (licensing fees) approximately nine months after closing of the public offering.  It is important to understand that Turnpoint Global Inc. will evaluate and finalize agreements with future joint venture partners on a licensing and franchise basis. This will keep the companies costs down and as well reduce the need for huge manpower and office, storage and/or production facility space.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Quarter

0-3 Months (estimated expenditures $8,000)
-Evaluate office space and location in North America.
-Finalize the licensing agreements for the alginate products and the foam glass products for the North American market.
-Secure web-domain and web-designer.
-Start to transform Scandinavian marketing material for North American marketplace.
-Start to analyze possible future joint venture partners in North America.
-Work close with the companies accountants to remain in compliance with regulations.

4-6 Months (estimated expenditures $16,000)
-Identify and evaluate future joint venture partners for both product lines. Initiate negotiations to discuss franchise and licensing terms and conditions.
-Together with future joint venture partners discuss and review marketing and sales material adopted to the North American marketplace i.e.: alginates.
-Coordinate marketing material so as to comply with any and all local, state and national regulations and laws.
-Finalize website development.
-Identify together with joint venture partners the potential target clients for both product lines.
-Evaluate professional sports arenas and municipality owned ones.
-Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $17,000)
-Finalize with joint venture partner(s) for the alginate products.
-Finalize marketing and sales material.
-Start-up the first sales of alginates (certain compounds extracted from brown algae) in North America.
-Evaluate the first results from initial marketing efforts regarding the foam glass production.
-Start the work to adopt marketing and sales materials for the foam glass for the North American marketplace.
-Together with future joint venture partner evaluate potential for a foam glass production facility(s).

10-12 Months (estimated expenditures $15,500)
-Analyze web-site leads generating effectiveness and make necessary adjustments/changes.
-Analyze marketing efforts to date and address necessary deficiencies
-Finalize the agreement(s) with joint venture partner(s) for the foam glass product line.
-Finalize the marketing and sales material for the foam glass product line.
-Finalize detailed two-year marketing and business plan for TGI.
-Evaluate adding complementing products to products offered.
-Address any accounting, audit, and legal compliance issues.

DESCRIPTION OF PROPERTY

TGL uses an administrative office located at Hamngatan 4, 65224 Karlstad, Sweden.  Mr. Falkman, an officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Turnpoint Global, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Turnpoint Global, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Turnpoint Global, Inc.;

2. There are currently 8,500,000 shares of our common stock held by our shareholders that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Turnpoint Global, Inc. has 8,500,000 shares of $0.0003 par value common stock issued and outstanding held by two (2) shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio and Company has incurred an accumulated deficit of $8,534 for the period from inception (February 17, 2010) to March 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through March 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$0
Total assets	$0
Total liabilities	$5,600
Shareholders’ equity	$(5,600)

PLAN OF OPERATION

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $8,534 for the period from Inception to March 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  Our 12-month budget is based on minimum operations, which will be completely funded by the $75,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  The costs associated with operating as a public company are included in our budget.  The funds raised from this public offering have been prudently budgeted to sustain operations for a 12 month period following the closing of the offering.  TGI plans to develop markets for the following three products over the next 12 months: (1) organic and environmental friendly soil improvement products; (2) organic sports surfaces for natural turf; (3) environmental friendly insulation material based upon extruded glass power.  We hope to start generating revenue approximately nine months following the closing of the offering.  Management is responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management plans to finalize the licensing agreements for the alginate products and the foam glass products for the North American market.  Securing a web domain and initiating web presence is a key factor to our start-up efforts.  We plan to evaluate and hire a graphics designer to help us with our logo and help with adapting Scandinavian marketing material for the North American marketplace.  During this timeframe we plan to evaluate potential joint venture partners in North America.  This evaluation of joint venture partners will provide us with a possible location where we may want to locate our permanent office space.  We have budgeted $2,000 in the Web site line item in the “Use of Proceeds” section to secure a web domain and research and place an initial deposit with a web designer.  The Company has budgeted $2,500 for Marketing and promotional material including brochures and flyers.  In addition, we have budgeted $3,500 for Travel Expenses.  Our overall goal for this timeframe is to solidify our North American presence and remain in compliance with all regulatory obligations.

4-6 MONTHS

During this timeframe the Company plans to continue efforts with pursuing joint venture partnerships for all product lines and initiate negotiations to discuss franchise and licensing terms and conditions.  Efforts will concentrate on identifying potential clients to target for all our products.  Most of the expenditures associated with these efforts will amount to travel, lunches, entertainment and related incidentals.  We have budgeted $4,000 in the Travel Expense line item to address the costs.  Discussions with parties will also encompass the marketing material and we will also use this time to verify that our products and promotional material complies with all local and state regulations and laws.  We have budgeted $4,000 in the Marketing line item of the “Use of Proceeds” section for this expense.  TGI plans to finalize the web site and web presence at an additional cost of $3,000 that we have budgeted in the Web Site Preparation line item.  The Company anticipates incurring administrative expenses including contractor expenses related to due diligence reports, and other nominal office support expenses.  We have budgeted $2,500 in our Administrative Expenses line item to pay for these obligations.  We have budgeted $2,500 for Legal and Professional fees to address accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.  During this timeframe we will start to evaluate and perform due diligence on professional sports arenas and municipalities for our products that were not pursued during our joint venture efforts.

7-9 MONTHS

By this stage of our operations we anticipate finalizing joint venture partnerships for our products.  We have budgeted $4,000 in the Travel Expense line item to cover travel, entertainment and related expenses.  The marketing and promotional material should be finalized and we have budgeted $4,500 to pay for this expense.  During this timeframe we expect results from our initial marketing efforts for the foam glass production market.  We plan to start working on adopting our marketing and sales material for the North American marketplace based on the results.  An initial amount of $1,000 in the Marketing Expense line item is budgeted for this work.  We anticipate incurring administrative expenses including office space, contractor expenses related to due diligence reports, and other office support expenses.  We have budgeted $5,000 in our Administrative Expenses line item to pay for these obligations.  Based on due diligence and results from marketing, we anticipate evaluating the potential for a foam glass production facility(s) on North American soil.  An additional $2,500 has been budgeted for this timeframe for accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.

10-12 MONTHS

By the fourth quarter of operations, we hope to have all our joint venture partners’ agreements in place we cultivated over the last nine months of operations.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness and our North American joint venture/partnership coverage.  This review of our operations to date, will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  We have budgeted $3,000 in the Marketing budget for this quarter to tailor any marketing or promotional material that our review of operations deemed opportunistic to pursue.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales/marketing and growth.  We have budgeted $4,000 for Travel and related expenses for this quarter in addition to $5,000 budgeted for Administrative expenses and related overhead expenses we expect to incur.  An additional $3,500 has been budgeted for accounting, audit, and legal requirements to remain in compliance with all regulatory agencies.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  In the unforeseen event that any of our line items incur reasonable expenses beyond their funded allocation, we have budgeted $8,500 in the Working Capital line item in our “Use of Proceeds” as a contingency to pay for these expenses.  This line item also serves as a reserve to place any funds not fully extended in any of the line items of the “Use of Proceeds” budget.

CRITICAL ACCOUNTING POLICIES

Turnpoint Global, Inc. was incorporated on February 17, 2010.  As of the date of this document, we have generated no revenues and substantial expenses.  This resulted in a net loss of $8,534 since inception, which is attributable to general and administrative expenses and related party services.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Turnpoint Global, Inc.’s management does not expect to conduct any research and development.

Turnpoint Global, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected an April 30th year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception (February 17, 2010) to March 31, 2011 and the Company had $0 in cash and equivalents at Audit period ending March 31, 2011.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalent at audit period ending March 31, 2011 and the Company had $0 in cash and equivalents at Audit period ending March 31, 2011.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is March 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, February 17, 2010, to March 31, 2011 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Bo Falkman (2)	53	President, Treasurer, and Director	Since Inception

Bertil Olsson (2)	65	Secretary and Director	Since Inception

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Mr. Falkman and Mr. Olsson have outside interests and obligations to other than Turnpoint Global, Inc.  Mr. Falkman and Mr. Olsson intend to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Turnpoint Global, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Bo Falkman – President, Treasurer, and Director – - - Chairman of the Board, Clarinova AB, from 2008 – present.  Clarinova is a public relations, advertising and communications company based in Karlstad, Sweden.  Chairman of Adviselab AB, 2000 - present.  Mr. Falkman founded Adviselab as a consultation and sports player representation company.  Chairman of the Board EQ Solutions AB, from 2009 – present and is based in Karlstad, Sweden.  EQ Solutions markets and sells the alginate products in Sweden and Norway.  Director, Clarinova Ltd., from 2010 - present.  Clarinova Ltd. Is an Ireland based company and its primary business is financial services.  Owner of Nitidus HB, from 1984 - present.  Mr. Falkman overseas the general business ventures and investments.  Chairman of the Board - Environiq AB (publ) from 2001-2010.  Prior work experience includes holding various positions in the sports industry including General Manager of the first European Hockey League and as a consultant in player recruiting from 1988 to 1994. This co-operation resulted in two Swedish gold medals and one European Cup gold medal.  Mr. Falkman founded as sports consultant agency in the early 1980’s where he was one of Sweden’s first ice hockey agents.  During this period he represented numerous Swedish national team players, Swedish elite players and as well several NHL players including Stanley Cup winners. During a 6 year period he worked mainly in the USA with both Arthur Andersen partners and international hockey leagues.  Mr. Falkman has spent decades working within the sports industry which has provided him with a substantial network of contacts within the industry both in Sweden and internationally.

Mr. Falkman’s current endeavor includes working with the industrial and business side of the development of the alginate products for sports surfaces in Scandinavia. He has direct and daily contact with the management of AET and Ophiolite who are the companies that control the exclusive rights for the Tilco products. As Chairman of the Board of EQS AB (www.eqsolutions.se) Mr. Falkman knows what we (TGI) will require of the companies that we will partner with in North America. The business and marketing side of the alginates for sports surfaces was originally developed in Sweden and Norway and is readily adaptable to the North American marketplace.  Mr. Falkman is also well versed on the foam glass products.  He closely followed the development of the product, the production facility/machine and as well the different stages of filing the patent.  Throughout Mr. Falkman’s career working as a sports player representative he has cultivated an extensive network of contacts within the sports industry in North America.  These contacts include architectural firms as well as construction companies related to the sports industry.  Mr. Falkman intends to utilize this network to assist TGI in finding partners and complementing business both within the sports surface industry and as well the segments where the foam glass will be applicable.

Bertil Olsson – Secretary and Director – Mr. Olsson is currently the CEO of Global Business Consultancy Firm headquartered in Karlstad, Sweden.  He founded the firm in 1992 which provides financial consultancy services for institutions, and public and private businesses.  Under Mr. Olsson’s direction, the firm has grown to include multiple disciplines including accounting, trading, real estate acquisition and development, an energy sector, and regulatory compliance planning and professional formulation and implementation of business strategies.  Prior work experience includes CEO of a Swedish Commodity Trading Corporation from 1986-1992.  The Corporation specialized in the acquisition of commodities, speculation on future contracts, and provided trading services to private clientele.  From 1978-1986 Mr. Olsson was the CEO of an Accountancy Firm based in Karlstad, Sweden.  His firm provided accounting services for private clientele, represented parties before audit teams and the firm specialized in international taxation law.  Mr. Olsson holds a degree in Accounting as a Certified Accountant and received his Master’s in Business Administration in 1971.  Other accolades include: from 1994-1998 Mr. Olsson was appointed as a counselor to the Vatican where he worked establishing new embassies, worked in Moscow with residency matters of citizens, traveled extensively in African States to examine the Vatican's ability to set up schools, hospitals, etc.

Mr. Olsson has over 19 years of experience consulting private and public companies on business implementation and strategies on a global basis.  His international business experience will be a valued asset during Turnpoints’ developmental stage.  In addition, Mr. Olsson’s extensive and comprehensive accounting background will be invaluable while cultivating the Company to planned profitability.

Board Committees

Turnpoint Global, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee which consists of Mr. Bertil Olsson.

Directors

The maximum number of directors Turnpoint Global, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Bo Falkman President, Treasurer and Director	2010	0	-	-	-	-	-	-
Bertil Olsson Secretary and Director	2010	0	-	-	-	-	-	-
Officer and Director		-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Turnpoint Global, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Turnpoint Global, Inc.’s incorporation on February 17, 2010, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any material employee compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Turnpoint Global, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class

			Before Offering	After Offering(2)

Common	Bo Falkman, President, Treasurer, and Director Hamngatan 4, 65224 Karlstad Sweden	7,000,000	82.35%	70.00%

Common	Bertil Olsson, Secretary and Director V. Kanalgatan I ,65224 Karlstad, Sweden	1,500,000	17.65%	15.00%

	All Directors and Officers as a group (1 person)	8,500,000	100.00%	85.00%

Footnotes
 (1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(2) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about February 18, 2010, Bo Falkman, an officer and director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to date was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

A shareholder has advanced $3,500 and $810 to the Company for operating expenses during the periods ended March 31, 2011 and 2010, respectively.  The advances are due upon demand, unsecured and non interest bearing. The Company owes $4,310 for such advances as of March 31, 2011. Imputed interest of $384 is included as additional paid in capital.

REPORTS TO SECURITY HOLDERS

1. After this offering, TGI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, TGI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. That the public may read and copy any materials you file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. State that the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). You are encouraged to give your Internet address, if available.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Turnpoint Global, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by TGI of expenses incurred or paid by a director, officer or controlling person of TGI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TGI will, unless in the opinion of TGI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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FINANACIAL STATEMENTS

Audited Financial Statements for the Fiscal Year ended March 31, 2011

TURNPOINT GLOBAL, INC.

FINANCIAL STATEMENTS

March 31, 2011

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Turnpoint Global, Inc.

We have audited the accompanying balance sheets Turnpoint Global, Inc. as of March 31, 2011 and 2010, and the related statements of operations, stockholders' deficit and cash flows for the year ended March 31, 2011 and the periods from February 17, 2010 (inception) through March 31, 2010 and 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turnpoint, Inc. as of March 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
June 6, 2011

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Balance Sheets

	March 31,	March 31,
	2011	2010

ASSETS

CURRENT ASSETS

Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,290	$-
Related party payable	4,310	810

Total Current Liabilities	5,600	810

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 10,000,000 shares authorized at a par value
of $0.0003 per share; 8,500,000 shares issued
and outstanding	2,550	2,550
Additional paid-in capital	384	-
Deficit accumulated during the development stage	(8,534)	(3,360)

Total Stockholders' Equity (Deficit)	(5,600)	(810)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Operations

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 Through	2010 Through
	March 31,	March 31,	March 31,
	2011	2010	2011

SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	4,790	3,360	8,150
Interest expense	384	-	384

Total Operating Expenses	5,174	3,360	8,534

LOSS FROM OPERATIONS	(5,174)	(3,360)	(8,534)

LOSS BEFORE INCOME TAXES	(5,174)	(3,360)	(8,534)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(5,174)	$(3,360)	$(8,534)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance February 17, 2010	-	$-	$-	$-	$-

Founders shares issued for
services at $0.0003 per share	8,500,000	2,550	-	-	2,550

Net loss for the year ended
March 31, 2010	-	-	-	(3,360)	(3,360)

Balance, March 31, 2010	8,500,000	2,550	-	(3,360)	(810)

Imputed interest			384		384

Net loss for the year ended
March 31, 2011	-	-	-	(5,174)	(5,174)

Balance, March 31, 2011	8,500,000	$2,550	$384	$(8,534)	$(5,600)

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Cash Flows

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 through	2010 through
	March 31,	March 31,	March 31,
	2011	2010	2011

OPERATING ACTIVITIES

Net loss	$(5,174)	$(3,360)	$(8,534)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Common stock issued for services	-	2,550	2,550
Imputed interest	384	-	384
Changes in operating assets and liabilities:
Accounts payable	1,290	-	1,290
Net Cash Used in
Operating Activities	(3,500)	(810)	(4,310)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party payable	3,500	810	4,310
Net Cash Provided by
Financing Activities	3,500	810	4,310

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 and 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Turnpoint Global, Inc. (the Company) was incorporated in the State of Delaware on February 17, 2010. The Company is currently developing its business plan and is a development stage company as defined by FASB guidelines.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a March 31 fiscal year end.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  The Company has no cash balances or cash equivalents as of March 31, 2011 and 2010.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2011 and 2010.

Stock-based Compensation.
The Company records share based compensation in accordance with ASC 505-50 which requires the measurement and recognition of compensation expense, based on estimated fair values, for all unit-based awards made to employees and directors.  As of March 31, 2011, the Company has not issued any share-based payments to its employees.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. There are no dilutive common stock equivalents outstanding as of March 31, 2011 and 2010.

	March 31,	March 31,
	2011	2010
Loss (numerator)	$(5,174)	$(3,360)
Shares (denominator)	8,500,000	8,500,000
Per share amount	$-	$-

Fair Value of Financial Instruments
The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about  market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•           Level 1                      Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•           Level 2                      Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•           Level 3                       Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company's own data.) The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of March 31, 2011 and 2010:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $8,534 as of March 31, 2011.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3.  CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of common stock, par value $0.0003. At March 31, 2011 and 2010 the Company had 8,500,000 common shares issued and outstanding.

During the period ending March 31, 2010, the Company issued 8,500,000 shares of common stock to its founding shareholders for services valued at $2,550 with a par value of $0.0003.

NOTE 4.  RELATED PARTY TRANSACTIONS

A shareholder has advanced $3,500 and $810 to the Company for operating expenses during the periods ended March 31, 2011 and 2010, respectively.  The advances are due upon demand, unsecured and non interest bearing. The Company owes $4,310 for such advances as of March 31, 2011. Imputed interest of $384 is included as additional paid in capital.

NOTE 5.  INCOME TAXES

The Company provides for income taxes in accordance with ASC 740-10, which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740-10 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to the net loss before provision for income taxes for the following reasons:

	March 31,	March 31,
	2011	2010
Income tax expense at statutory rate	$(1,811)	$(1,176)
Common stock issued for services	-	893
Valuation allowance	1,811	274
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	March 31,	March 31,
	2011	2010
NOL carryover	$1,968	$284
Valuation allowance	(1,968)	(284)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $5,624 net operating loss carry forward as of March 31, 2011.

NOTE 6.  SUBSEQUENT EVENTS

The Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by TGI in connection with the sale of the common stock being registered. TGI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,200
Accounting Fees	$3,500
Escrow Fees	$1,500
Blue-sky Fees	$800

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation will limit our director’s or officer’s liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

-       for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
-       for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
-       under Section 174 of the Delaware General Corporation Law; or
-       for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain employment agreements to which we are a party provide for the indemnification of our employees who are party thereto.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Turnpoint Global, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about February 18, 2010, Bo Falkman, an officer and director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

At the time of the issuance, Bo Falkman and Bertil Olsson were in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Turnpoint Global, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  TGI believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Falkman and Bertil Olsson are either an officer and/or director of TGI and thus had fair access to all material information about TGI before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Bo Falkman and Bertil Olsson was at a par price per share of $0.0003.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, TGI was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation and Bylaws

a) Articles of Incorporation filed on February 17, 2010
b) Bylaws adopted on February 18, 2010

5	Opinion on Legality

a) Opinion of Harold P. Gerwerter, Esq.

23	Consent of Experts

a) Consent of Independent Registered Public Accounting Firm (Audit June 16, 2011)
b) Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Subscription Agreement
b) Escrow Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Karlstad, Sweden on June 9, 2011.

Turnpoint Global, Inc.
(Registrant)

By: /s/ Bo Falkman
Bo Falkman
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bo Falkman	President and Director	June 9, 2011
Bo Falkman	Chief Executive Officer
Treasurer

/s/ Bertil Olsson	Secretary and Director	June 9, 2011
Bertil Olsson	Chief Financial Officer
Chief Accounting Officer